Exhibit 99.1

Contacts:	Dolph Baker, Chairman, President and CEO Timothy A. Dawson, Vice President and CFO (601) 948-6813

CAL-MAINE FOODS, INC. ANNOUNCES AGREEMENT

TO ACQUIRE REMAINING INTERESTS IN DELTA EGG FARM, LLC

JACKSON, Miss. (February 17, 2014) ― Cal-Maine Foods, Inc. (NASDAQ: CALM) today announced that it has reached an agreement to acquire 50 percent of the membership interests of Delta Egg Farm, LLC from Sunbest Foods of Iowa, Inc., a Moark, LLC affiliate. The Company currently owns the remaining 50 percent of Delta Egg Farm, LLC, so the entity will become a wholly owned subsidiary of the Company. Pursuant to this agreement, Cal-Maine Foods will purchase the membership interests for a total of $17.0 million. Delta Egg Farm, LLC owns and operates a feed mill and egg production complex with capacity for approximately 1.2 million laying hens, located near Delta, Utah, and an organic egg production complex with capacity for approximately 400,000 laying hens located near Chase, Kansas. The Company expects to close the transaction effective March 1, 2014.

Commenting on the announcement, Dolph Baker, chairman, president and chief executive officer of Cal-Maine Foods, Inc., said, “While we have enjoyed a long-term working relationship with Moark and Sunbest Foods of Iowa, we are excited about the opportunity to take over the ownership and management of Delta Egg Farm, LLC. We look forward to the opportunity to continue to expand our business and provide greater value for our shareholders.”

Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs. The Company, which is headquartered in Jackson, Mississippi, is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in approximately 29 states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and may be beyond our control. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 1, 2013, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), (ii) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions and potential for recall), (iii) changes in the demand for and market prices of shell eggs and feed costs, (iv) risks, changes or obligations that could result from our future acquisition of new flocks or businesses, and (v) adverse results in pending litigation matters. SEC filings may be obtained from the SEC or the Company’s website, www.calmainefoods.com. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

-END-

CAL-MAINE FOODS, INC.	POST OFFICE BOX 2960 ▪	JACKSON, MISSISSIPPI 39207
	PHONE 601-948-6813	FAX 601-969-0905